Exhibit 99.1
Isabella Bank Corporation Reports Third Quarter 2024 Results
MT. PLEASANT, MICHIGAN — October 24, 2024 — Isabella Bank Corporation (OTCQX: ISBA) (the “Company” or "we") reported third quarter 2024 net income of $3.3 million, or $0.44 per diluted share, compared to $4.4 million or $0.58 per diluted share in the same quarter of 2023. The non-GAAP measure of core earnings in the third quarter 2024 totaled $4.6 million, or $0.61 per diluted share, compared to $4.4 million or $0.58 per diluted share for the same quarter of 2023.
THIRD QUARTER 2024 HIGHLIGHTS
•Return on assets of 0.62%, core return on assets of 0.87% (non-GAAP measure)
•Loan growth of 12% annualized
•Deposit growth of 14% annualized
•Net interest margin of 2.98%
•Nonaccrual loans to total loans ratio of 0.04%
“Profitability from operations improved during the third quarter as we delivered quarter-over-quarter expansion in net interest income with strong growth on both sides of the balance sheet while maintaining our disciplined approach to credit quality," said Isabella Bank Corporation's Chief Executive Officer Jerome Schwind. "Core earnings increased 31% over the second quarter 2024. That benefit was offset by a $1.6 million charge, as previously announced, related to overdrawn deposit accounts from a customer.
"Along with higher loan yields, our quarterly results include the benefit of recovering two previously charged-off commercial loans,” he added. "With continued improvement in our top-line results, our focus is on opportunities to boost return on assets and lower the efficiency ratio. I am proud of our teamwork, dedication to risk management, and our commitment to provide consistent, sustainable long-term earnings.”
FINANCIAL CONDITION (September 30, 2024 compared to June 30, 2024)
Total assets grew $46.8 million to $2.1 billion primarily due to loan growth funded by growth in deposits during the third quarter. Excess cash generated during the quarter was used to pay off wholesale borrowings totaling $24.7 million.
Securities available-for-sale increased $1.2 million to $506.8 million at the end of third quarter 2024. The increase was due to a $13.1 million improvement in the net unrealized loss, which was offset by $11.9 million of principal paydowns on mortgage-related securities and municipal security maturities. Net unrealized losses on securities totaled $21 million and $34 million at the end of the third and second quarters, respectively. Net unrealized losses as a percentage of total available-for-sale securities improved to 4% from 6% at the end of the second quarter of 2024 mostly due to a decrease in short-term bond yields. While bond rates may vary from quarter to quarter, we expect unrealized losses will continue to decrease as the bonds approach their maturity dates over the next three years.
Total loans grew $42.6 million to $1.42 billion at the end of the third quarter, led by a $36.9 million increase in advances to mortgage brokers. Residential loans increased $4.7 million on steady new volume and continued slowing of prepayments. Excluding advances to mortgage brokers, commercial loans increased $4.2 million due to continued growth in commercial and industrial loans and agricultural loans. At the end of September, $12.6 million of additional commercial real estate construction loans closed and the majority are expected to be funded early in the fourth quarter.
The allowance for credit losses decreased $460,000 to $12.6 million at the end of third quarter of 2024. Most of the decrease is due to improvement in historical loss experience, driven by the recovery of two previously charged-off loans in the quarter totaling $314,000. Nonaccrual loan balances decreased by $447,000 to $547,000 at the end of the third quarter of 2024. Past due and accruing accounts between 30 to 89 days as a percentage of total loans was 0.16% compared to 0.05% at the end of third quarter of 2023. The increase is mostly the result of one agricultural loan with a balance of $1.1 million that is now current.
Total deposits were up $59.5 million to $1.78 billion at the end of the third quarter. The increase is consistent with normal seasonal patterns at the end of the third quarter that are generally experienced in money market accounts due to an inflow from businesses and municipalities. Certificates of Deposit accounts (CDs) were up $15.1 million, attributed to new accounts and customers’ anticipation of lower deposit rates going into the fourth quarter 2024. Demand for retail CDs continues because of the rate environment.
Tangible book value per share was $22.14 as of September 30, 2024, compared to $20.60 on June 30, 2024. Net unrealized losses on available-for-sale securities reduced tangible book value per share by $2.23 and $3.60 for the respective periods. Share repurchases totaled 53,000 during the third quarter for a value of $1.0 million at an average price of $19.23.
RESULTS OF OPERATIONS (September 30, 2024 to September 30, 2023 quarterly comparison, unless otherwise noted)
Net interest margin as a percentage of earning assets (NIM) was 2.98%, compared to 2.85% last quarter and 2.99% in the third quarter of 2023. During the third quarter, we recovered the full contractual interest from two commercial loans that previously were charged off, which contributed 6 basis points to NIM. The book yield from securities was 2.21% and 2.23% during third quarters of 2024 and 2023, respectively. The weighted average maturity of our U.S. Treasury portfolio is less than 2 years, and the proceeds are expected to be reinvested in market rate loans and securities, or to pay off borrowed funds. The yield on loans expanded to 5.73% in third quarter, up from 5.17% in the same quarter of 2023. Excluding loan recoveries, the yield on loans was 5.65%. The expansion in loan yields is a result of higher rates on new loans and fixed rate commercial loans that have and continue repricing to variable rates. At the end of the third quarter, approximately 41% of commercial loans are fixed at rates that are lower than current market rates, but the majority will contractually reprice to variable rates over the next three to five years. Cost of interest-bearing liabilities increased to 2.43% from 1.77% in the third quarter of 2023, but have stabilized compared to the cost in the previous quarter of 2.39%.
The provision for credit losses was $946,000 in the third quarter, compared to a credit of $292,000 for the same period in 2023. The current year quarter includes the impact from the recovery of the contractual principal of two previously charged-off commercial loans totaling $314,000. That benefit was offset by a $1.6 million charge related to overdrawn deposit accounts from a single customer. The loans to the customer and related parties are well collateralized, and no additional credit provisioning was necessary in the third quarter. The credit in the prior year quarter mostly reflects loan recoveries in excess of charge-off activity.
Noninterest income was $3.5 million compared to $3.4 million in the third quarter of 2023. Customer service fees grew $99,000 based on a higher number of transactional accounts. Wealth management income increased $145,000, or 17%, due to higher assets under management (AUM). AUM increased $89.2 million over the prior year quarter driven by growth in new accounts and higher security valuations.
Noninterest expenses were $13.2 million in the third quarter 2024 compared to $12.7 million in same quarter of 2023. Compensation and benefit expenses increased $612,000 reflecting annual merit increases in 2024, and higher incentive compensation as compared to the third quarter of 2023.

About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers' and communities' local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s investor relations firm is Stonegate Capital Partners, Inc. (www.stonegateinc.com).
Contact
Lori Peterson, Director of Marketing
Phone: 989-779-6333 Fax: 989-775-5501
Forward-Looking Statements
Information in this release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended and Rule 3b-6 promulgated thereunder. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result", “expect”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, or included in any subsequent filing by the Company with the Securities and Exchange Commission. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. The Company cautions you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations, and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided in this release.

Table Index	Consolidated Financial Schedules (Unaudited)
A	Selected Financial Data
B	Consolidated Balance Sheets - Quarterly Trend
C	Consolidated Statements of Income
D	Consolidated Statements of Income - Quarterly Trend
E	Average Yields and Costs
F	Average Balances
G	Asset Quality Analysis
H	Consolidated Loan and Deposit Analysis
I	Reconciliation of Non-GAAP Financial Measures

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts and ratios)

	Three Months Ended
	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023
PER SHARE
Basic earnings	$0.44	$0.47	$0.42	$0.51	$0.59
Diluted earnings	0.44	0.46	0.42	0.51	0.58
Core diluted earnings (2)	0.61	0.46	0.41	0.50	0.58
Dividends	0.28	0.28	0.28	0.28	0.28
Book value (1)	28.63	27.06	26.80	27.04	24.71
Tangible book value (1)	22.14	20.60	20.35	20.59	18.27
Market price (1)	21.21	18.20	19.40	21.50	21.05
Common shares outstanding (1) (3)	7,438,720	7,474,016	7,488,101	7,485,889	7,490,557
Average number of diluted common shares outstanding (3)	7,473,184	7,494,828	7,507,739	7,526,514	7,570,374
PERFORMANCE RATIOS
Return on average total assets	0.62%	0.68%	0.61%	0.73%	0.86%
Core return on average total assets (2)	0.87%	0.68%	0.60%	0.73%	0.85%
Return on average shareholders' equity	6.26%	6.97%	6.19%	7.98%	9.17%
Core return on average shareholders' equity (2)	8.70%	6.96%	6.08%	7.97%	9.05%
Return on average tangible shareholders' equity	8.15%	9.19%	8.12%	10.73%	12.27%
Core return on average tangible shareholders' equity (2)	11.32%	9.17%	7.97%	10.71%	12.11%
Net interest margin yield (fully taxable equivalent) (2)	2.98%	2.85%	2.79%	2.83%	2.99%
Efficiency ratio (2)	72.30%	73.93%	74.84%	68.41%	70.56%
Gross loan to deposit ratio (1)	79.93%	80.22%	77.22%	78.29%	75.43%
Shareholders' equity to total assets (1)	10.11%	9.82%	9.75%	9.83%	8.74%
Tangible shareholders' equity to tangible assets (1)	8.00%	7.65%	7.58%	7.66%	6.61%
ASSETS UNDER MANAGEMENT
Wealth assets under management (1)	679,858	647,850	660,645	641,027	590,666
ASSET QUALITY
Nonaccrual loans (1)	547	994	1,283	982	520
Foreclosed assets (1)	546	629	579	406	509
Net loan charge-offs (recoveries)	1,359	393	46	381	(254)
Net loan charge-offs (recoveries) to average loans outstanding	0.10%	0.03%	0.00%	0.03%	(0.02)%
Nonperforming loans to gross loans (1)	0.04%	0.07%	0.09%	0.08%	0.04%
Nonperforming assets to total assets (1)	0.06%	0.08%	0.09%	0.07%	0.05%
Allowance for credit losses to gross loans (1)	0.89%	0.95%	0.98%	0.97%	0.96%
CAPITAL RATIOS (1)
Tier 1 leverage	8.77%	8.83%	8.80%	8.76%	8.77%
Common equity tier 1 capital	12.08%	12.37%	12.36%	12.54%	12.43%
Tier 1 risk-based capital	12.08%	12.37%	12.36%	12.54%	12.43%
Total risk-based capital	14.90%	15.29%	15.31%	15.52%	15.39%
(1) At end of period
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I
(3) Whole shares

A

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023
ASSETS
Cash and demand deposits due from banks	$27,019	$22,690	$22,987	$25,628	$48,862
Fed Funds sold and interest bearing balances due from banks	359	869	2,231	8,044	67,017
Total cash and cash equivalents	27,378	23,559	25,218	33,672	115,879

Available-for-sale securities, at fair value	506,806	505,646	517,585	528,148	516,897
Federal Home Loan Bank stock	12,762	12,762	12,762	12,762	12,762
Mortgage loans held-for-sale	504	637	366	—	105

Loans	1,424,283	1,381,636	1,365,508	1,349,463	1,334,674
Less allowance for credit losses	12,635	13,095	13,390	13,108	12,767
Net loans	1,411,648	1,368,541	1,352,118	1,336,355	1,321,907

Premises and equipment	27,674	27,843	27,951	27,639	26,960
Bank-owned life insurance policies	34,625	34,382	34,131	33,892	33,654
Goodwill and other intangible assets	48,283	48,283	48,284	48,284	48,285
Other assets	37,221	38,486	39,161	38,216	42,041
Total assets	$2,106,901	$2,060,139	$2,057,576	$2,058,968	$2,118,490
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Demand deposits	$421,493	$412,193	$413,272	$428,505	$445,043
Interest bearing demand deposits	376,592	338,329	349,401	320,737	363,558
Savings	600,150	603,328	639,491	628,079	628,795
Certificates of deposit	383,597	368,449	366,143	346,374	332,078
Total deposits	1,781,832	1,722,299	1,768,307	1,723,695	1,769,474
Short-term borrowings	52,434	44,194	42,998	46,801	52,330
Federal Home Loan Bank advances	15,000	45,000	—	40,000	65,000
Subordinated debt, net of unamortized issuance costs	29,402	29,380	29,357	29,335	29,312
Total borrowed funds	96,836	118,574	72,355	116,136	146,642

Other liabilities	15,248	17,017	16,240	16,735	17,251
Total liabilities	1,893,916	1,857,890	1,856,902	1,856,566	1,933,367
Shareholders’ equity
Common stock	125,218	126,126	126,656	127,323	127,680
Shares to be issued for deferred compensation obligations	3,981	3,951	3,890	3,693	3,641
Retained earnings	101,065	99,808	98,318	97,282	95,533
Accumulated other comprehensive income (loss)	(17,279)	(27,636)	(28,190)	(25,896)	(41,731)
Total shareholders’ equity	212,985	202,249	200,674	202,402	185,123
Total liabilities and shareholders' equity	$2,106,901	$2,060,139	$2,057,576	$2,058,968	$2,118,490

B

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Nine Months Ended September 30
	2024	2023
Interest income
Loans	$57,150	$48,090
Available-for-sale securities	8,437	9,230
Federal Home Loan Bank stock	472	226
Federal funds sold and other	750	1,029
Total interest income	66,809	58,575
Interest expense
Deposits	22,107	11,953
Short-term borrowings	1,026	604
Federal Home Loan Bank advances	1,597	887
Subordinated debt, net of unamortized issuance costs	799	799
Total interest expense	25,529	14,243
Net interest income	41,280	44,332
Provision for credit losses	1,508	(55)
Net interest income after provision for credit losses	39,772	44,387
Noninterest income
Service charges and fees	6,333	6,085
Wealth management fees	2,990	2,625
Earnings on bank-owned life insurance policies	748	681
Net gain on sale of mortgage loans	138	232
Other	395	688
Total noninterest income	10,604	10,311
Noninterest expenses
Compensation and benefits	21,236	19,789
Occupancy and equipment	7,970	7,743
Other professional services	1,628	1,764
ATM and debit card fees	1,459	1,280
FDIC insurance premiums	823	689
Other	5,683	6,130
Total noninterest expenses	38,799	37,395
Income before income tax expense	11,577	17,303
Income tax expense	1,684	2,939
Net income	$9,893	$14,364
Earnings per common share
Basic	$1.32	$1.91
Diluted	1.32	1.89
Cash dividends per common share	0.84	0.84

C

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023
Interest income
Loans	$20,230	$18,863	$18,057	$17,580	17,270
Available-for-sale securities	2,749	2,804	2,884	2,926	2,963
Federal Home Loan Bank stock	168	158	146	129	91
Federal funds sold and other	194	263	293	421	161
Total interest income	23,341	22,088	21,380	21,056	20,485
Interest expense
Deposits	7,631	7,313	7,163	6,399	5,015
Short-term borrowings	384	321	321	357	284
Federal Home Loan Bank advances	571	638	388	422	617
Subordinated debt, net of unamortized issuance costs	267	266	266	266	267
Total interest expense	8,853	8,538	8,138	7,444	6,183
Net interest income	14,488	13,550	13,242	13,612	14,302
Provision for credit losses	946	170	392	684	(292)
Net interest income after provision for credit losses	13,542	13,380	12,850	12,928	14,594
Noninterest income
Service charges and fees	2,159	2,128	2,046	2,212	2,060
Wealth management fees	1,003	1,048	939	932	858
Earnings on bank-owned life insurance policies	252	253	243	239	229
Net gain on sale of mortgage loans	37	67	34	85	109
Other	77	112	206	48	158
Total noninterest income	3,528	3,608	3,468	3,516	3,414
Noninterest expenses
Compensation and benefits	7,251	6,970	7,015	6,116	6,639
Occupancy and equipment	2,645	2,619	2,706	2,554	2,535
Other professional services	588	527	513	576	672
ATM and debit card fees	503	487	469	487	471
FDIC insurance premiums	291	280	252	233	228
Other	1,950	2,012	1,721	1,949	2,113
Total noninterest expenses	13,228	12,895	12,676	11,915	12,658
Income before income tax expense	3,842	4,093	3,642	4,529	5,350
Income tax expense	561	612	511	726	937
Net income	$3,281	$3,481	$3,131	$3,803	$4,413
Earnings per common share
Basic	$0.44	$0.47	$0.42	$0.51	$0.59
Diluted	0.44	0.46	0.42	0.51	0.58
Cash dividends per common share	0.28	0.28	0.28	0.28	0.28

D

AVERAGE YIELDS AND COSTS (UNAUDITED)
The following schedules present yield and daily average amounts outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. For analytical purposes, interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Federal Reserve Bank restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023
INTEREST EARNING ASSETS
Loans (1)	5.73%	5.52%	5.38%	5.20%	5.17%
Available-for-sale securities	2.21%	2.24%	2.26%	2.23%	2.23%
Federal Home Loan Bank stock	5.24%	4.98%	4.60%	4.04%	2.83%
Fed funds sold	5.55%	5.51%	5.72%	5.71%	5.47%
Other	5.29%	7.53%	4.67%	6.20%	3.62%
Total interest earning assets	4.77%	4.61%	4.47%	4.35%	4.27%
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	0.33%	0.39%	0.48%	0.63%	0.28%
Savings	2.28%	2.18%	2.11%	1.76%	1.44%
Certificates of deposit	4.13%	4.01%	3.84%	3.60%	3.20%
Short-term borrowings	3.17%	3.18%	3.18%	2.83%	2.42%
Federal Home Loan Bank advances	5.60%	5.64%	5.64%	5.64%	5.51%
Subordinated debt, net of unamortized issuance costs	3.61%	3.64%	3.65%	3.60%	3.62%
Total interest bearing liabilities	2.43%	2.39%	2.28%	2.11%	1.77%
Net yield on interest earning assets (FTE) (2)	2.98%	2.85%	2.79%	2.83%	2.99%

Net interest spread	2.34%	2.22%	2.19%	2.24%	2.50%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I

E

AVERAGE BALANCES (UNAUDITED)
(Dollars in thousands)

	Three Months Ended
	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023
INTEREST EARNING ASSETS
Loans (1)	$1,403,810	$1,375,523	$1,348,749	$1,340,271	$1,325,455
Available-for-sale securities (2)	536,379	545,827	557,030	564,068	572,038
Federal Home Loan Bank stock	12,762	12,762	12,762	12,762	12,762
Fed funds sold	4	7	7	13	13
Other (3)	14,597	14,054	25,210	26,823	17,638
Total interest earning assets	1,967,552	1,948,173	1,943,758	1,943,937	1,927,906
NONEARNING ASSETS
Allowance for credit losses	(13,125)	(13,431)	(13,100)	(12,780)	(12,937)
Cash and demand deposits due from banks	25,903	23,931	24,018	23,244	25,287
Premises and equipment	27,868	27,999	28,022	27,444	26,629
Other assets	87,002	80,539	84,059	71,592	74,244
Total assets	$2,095,200	$2,067,211	$2,066,757	$2,053,437	$2,041,129
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$358,383	$342,931	$345,842	$317,996	$342,175
Savings	599,679	613,601	633,904	634,539	595,372
Certificates of deposit	375,936	366,440	357,541	338,852	324,399
Short-term borrowings	48,151	40,593	40,623	50,049	46,574
Federal Home Loan Bank advances	40,588	45,510	27,692	29,674	44,429
Subordinated debt, net of unamortized issuance costs	29,388	29,365	29,342	29,320	29,298
Total interest bearing liabilities	1,452,125	1,438,440	1,434,944	1,400,430	1,382,247
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS' EQUITY
Demand deposits	418,973	411,282	412,228	446,747	451,123
Other liabilities	15,658	16,755	16,151	17,302	16,802
Shareholders’ equity	208,444	200,734	203,434	188,958	190,957
Total liabilities and shareholders’ equity	$2,095,200	$2,067,211	$2,066,757	$2,053,437	$2,041,129
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale securities are based on amortized cost
(3) Includes average interest-bearing deposits with other banks, net of Federal Reserve daily cash letter

F

ASSET QUALITY ANALYSIS (UNAUDITED)
(Dollars in thousands)
The following table outlines our quarter-to-date asset quality analysis as of, and for the three-month periods ended:

	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023
NONPERFORMING ASSETS
Commercial and industrial	$120	$271	$567	$491	$17
Commercial real estate	—	—	234	—	—
Agricultural	—	167	189	205	208
Residential real estate	427	556	293	286	295
Consumer	—	—	—	—	—
Total nonaccrual loans	547	994	1,283	982	520
Accruing loans past due 90 days or more	64	15	—	87	—
Total nonperforming loans	611	1,009	1,283	1,069	520
Foreclosed assets	546	629	579	406	509
Debt securities	12	12	12	12	77
Total nonperforming assets	$1,169	$1,650	$1,874	$1,487	$1,106
Nonperforming loans to gross loans	0.04%	0.07%	0.09%	0.08%	0.04%
Nonperforming assets to total assets	0.06%	0.08%	0.09%	0.07%	0.05%
Allowance for credit losses as a % of nonaccrual loans	2,309.87%	1,317.40%	1,043.65%	1,334.83%	2,455.19%
ALLOWANCE FOR CREDIT LOSSES
Allowance at beginning of period	$13,095	$13,390	$13,108	$12,767	$12,833
Charge-offs	1,767	527	191	452	179
Recoveries	408	134	145	71	433
Net loan charge-offs (recoveries)	1,359	393	46	381	(254)
Provision for credit losses - loans	899	98	328	722	(320)
Allowance at end of period	$12,635	$13,095	$13,390	$13,108	$12,767
Allowance for credit losses to gross loans	0.89%	0.95%	0.98%	0.97%	0.96%
Reserve for unfunded commitments	498	450	379	315	352
Provision for credit losses - unfunded commitments	47	72	64	(38)	28
Reserve to unfunded commitments	0.15%	0.14%	0.11%	0.10%	0.11%
NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial and industrial	$(6)	$334	$(2)	$242	$(41)
Commercial real estate	(318)	(29)	(6)	(3)	(3)
Agricultural	—	—	(2)	(6)	—
Residential real estate	(20)	(19)	(63)	(14)	(266)
Consumer	1,703	107	119	162	56
Total	$1,359	$393	$46	$381	$(254)
Net (recoveries) charge-offs (Quarter to Date annualized to average loans)	0.39%	0.11%	0.01%	0.11%	(0.08)%
Net (recoveries) charge-offs (Year to Date annualized to average loans)	0.17%	0.00%	0.00%	0.00%	(0.03)%
DELINQUENT AND NONACCRUAL LOANS
Accruing loans 30-89 days past due	$2,226	$1,484	$7,938	$3,895	$715
Accruing loans past due 90 days or more	64	15	—	87	—
Total accruing past due loans	2,290	1,499	7,938	3,982	715
Nonaccrual loans	547	994	1,283	982	520
Total past due and nonaccrual loans	$2,837	$2,493	$9,221	$4,964	$1,235

G

CONSOLIDATED LOAN AND DEPOSIT ANALYSIS (UNAUDITED)
(Dollars in thousands)
Loan Analysis

	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023	Annualized Growth % Quarter to Date
Commercial and industrial	$240,589	$238,245	$226,281	$209,738	$195,814	3.94%
Commercial real estate	547,038	547,005	561,123	564,244	566,639	0.02%
Advances to mortgage brokers	76,187	39,300	29,688	18,541	24,807	N/M
Agricultural	96,794	94,996	93,695	99,994	99,233	7.57%
Total commercial loans	960,608	919,546	910,787	892,517	886,493	17.86%
Residential real estate	369,846	365,188	356,658	356,418	348,196	5.10%
Consumer	93,829	96,902	98,063	100,528	99,985	(12.68)%
Gross loans	$1,424,283	$1,381,636	$1,365,508	$1,349,463	$1,334,674	12.35%

Deposit Analysis

	September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023	Annualized Growth % Quarter to Date
Noninterest bearing demand deposits	$421,493	$412,193	$413,272	$428,505	$445,043	9.02%
Interest bearing demand deposits	376,592	338,329	349,401	320,737	363,558	45.24%
Savings	600,150	603,328	639,491	628,079	628,795	(2.11)%
Certificates of deposit	383,597	368,449	366,143	346,374	332,078	16.45%
Total deposits	$1,781,832	$1,722,299	$1,768,307	$1,723,695	$1,769,474	13.83%

H

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(Dollars in thousands except per share amounts and ratios)

		Three Months Ended
		September 30 2024	June 30 2024	March 31 2024	December 31 2023	September 30 2023
Net income		$3,281	$3,481	$3,131	$3,803	$4,413
Nonrecurring items:
Net gains on sale of available-for-sale securities		—	—	—	—	—
Net gains (losses) on foreclosed assets		4	6	69	8	75
Other		(1,622)	—	—	—	—
Income tax impact		340	(1)	(14)	(2)	(16)
Total nonrecurring items		(1,278)	5	55	6	59
Core net income	(A)	$4,559	$3,476	$3,076	$3,797	$4,354

Noninterest expenses		$13,228	$12,895	$12,676	$11,915	$12,658
Amortization of acquisition intangibles		—	1	—	1	—
Core noninterest expense	(B)	$13,228	$12,894	$12,676	$11,914	$12,658

Net interest income		$14,488	$13,550	$13,242	$13,612	$14,302
Tax equivalent adjustment for net interest margin		232	237	246	246	250
Net interest income (FTE)	(C)	14,720	13,787	13,488	13,858	14,552
Noninterest income		3,528	3,608	3,468	3,516	3,414
Tax equivalent adjustment for efficiency ratio		53	53	51	50	48
Core revenue (FTE)		18,301	17,448	17,007	17,424	18,014
Nonrecurring items
Net gains on sale of available-for-sale securities		—	—	—	—	—
Net gains (losses) on foreclosed assets		4	6	69	8	75
Total nonrecurring items		4	6	69	8	75
Core revenue	(D)	$18,297	$17,442	$16,938	$17,416	$17,939
Efficiency ratio	(B/D)	72.30%	73.93%	74.84%	68.41%	70.56%

Average earning assets	(E)	1,967,552	1,948,173	1,943,758	1,943,937	1,927,906
Net yield on interest earning assets (FTE)	(C/E)	2.98%	2.85%	2.79%	2.83%	2.99%

Average assets	(F)	2,095,200	2,067,211	2,066,757	2,053,437	2,041,129
Average shareholders' equity	(G)	208,444	200,734	203,434	188,958	190,957
Average tangible shareholders' equity	(H)	160,161	152,451	155,150	140,674	142,672
Average diluted shares outstanding (1)	(I)	7,473,184	7,494,828	7,507,739	7,526,515	7,570,374

Core diluted earnings per share	(A/I)	$0.61	$0.46	$0.41	$0.50	$0.58
Core return on average assets	(A/F)	0.87%	0.68%	0.60%	0.73%	0.85%
Core return on average shareholders' equity	(A/G)	8.70%	6.96%	6.08%	7.97%	9.05%
Core return on average tangible shareholders' equity	(A/H)	11.32%	9.17%	7.97%	10.71%	12.11%
(1) Whole shares

I